UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549
________________________________

FORM 8-K/A
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2017
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Waters Club Holdings, Inc.
(Exact Name of registrant in its charter)

Delaware	6770	27-5414522
(State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)

750 West Sunrise Boulevard
Fort Lauderdale, FL 33311
(Address of Principal Executive Offices) (Zip Code)

954-445-6518
(Registrant's Telephone Number, Including Area Code)

____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Change in Registrant's Auditors

(a)    Previous independent registered audit firm.

Effective January 24, 2017, the Registrant dismissed Anton & Chia LLP ("A&C"), which did audit Registrant's year-end financial statements for the years ended December 31, 2015 and 2014 and perform procedures related to the financial statements included in the Registrant's Form 8-K for the periods ended June 30, 2016. The change in the Registrant's auditors was recommended and approved by the Board of Directors of the Registrant.

During the years ended December 31, 2015 and 2014 and subsequent interim period through January 24, 2017 there have been no disagreements with A&C (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A&C, would have caused them to make reference thereto in their report on financial statements for such years.

During the years ended December 31, 2015 and 2014 and through the subsequent interim period January 24, 2017, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The report of the independent registered public accounting firm of A&C for the year ended December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. However, the report contained a "going concern" paragraph.

The Company provided A&C with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that A&C furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from A&C filed as Exhibit 16.1 hereto and incorporated herein by reference.

(b)   New independent registered public accounting firm.

On February 24, 2017, and effective the same date, on the recommendation of the Registrant's Board of Directors, the Registrant engaged MaloneBailey, LLP, as its independent registered audit firm to audit the Registrant's financial statements for the fiscal year ended December 31, 2016.

During the fiscal years ended December 31, 2015 and 2014 and through the date of the engagement of MaloneBailey, LLP, neither the Registrant nor anyone on its behalf has consulted with MaloneBailey, LLP, regarding either:

(a)  The application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither was a written report provided to the Registrant nor was oral advice provided that MaloneBailey, LLP, concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue; or

(b)   Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)  On April 4, 2017, in accordance with authority provided under the By-Laws of Waters Club Holdings Inc., the Boards of Directors of the Company increased the size of the Board from 1 to 4 members and elected James James, Timothy McMillan and Miguel Dotres to serve on the board beginning April 4, 2017.
Mr. James James, 49, is a 25 year veteran of the yacht industry and served as the General Manger for Yacht Chandlers a Florida corporation, based since 1995.  Prior to Yacht Chandlers Mr. James was the Director of Sales for West Marine. Mr. James is a current stake holder of Budget Marine and the co-founder of online Marine retail portal www.marineandoutdoor.com.
Mr. Timothy McMillan, 53 is a 25 year veteran of the yacht industry and the owner of Yacht Chandlers a Florida corporation since 1995 which operates in Ft. Lauderdale, Miami, Palm Beach in Florida with offices in Antibes, France, St. Thomas and St. Marteen.  Mr. McMillan is a current stake holder of Budget Marine and the co-founder of online Marine retail portal www.marineandoutdoor.com.
Mr. Miguel Dotres, 45
From July 2010 to present Mr. Dotres is the founder and president of Diversified Corporate Investment Group Inc. ("DCIG") and DCIG provides specialized business services to business seeking to build social media awareness and network in the social media space.
In addition during the past five years Mr. Dotres was associated as an officer and director with the following:
•	Champion Pain Care OTC Pink sheet (CPAI), formally OICco Acquisition I, Inc.
•	VapAria Inc., formally OICco Acquisition IV, Inc.
•	Waters Club Holdings Inc., formally Petrus Resources, Inc.
•	On the Move Corp., formally NAS Acquisition, Inc.
•	DAS Acquisition, Inc.
•	Whiskey Acquisition, Inc

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Current Report on Form 8-K/A statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Fort Lauderdale, State of Florida on April 17, 2017.

Waters Club Holdings, Inc.
(Registrant)

By: /s/ Andrew Deme
Andrew Deme, President, Chief Executive Officer
and Chief Financial Officer